Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following summary unaudited pro forma combined financial data is intended to show how the merger of Vringo, Inc. and Innovate/Protect, Inc. (the “Merger”) might have affected historical financial statements if the Merger had been completed on June 8, 2011, for the purposes of the statements of operations, and June 30, 2012, for the purposes of the balance sheet and was prepared based on the historical financial position and results of operations reported by Vringo and Innovate/Protect.

Accounting Treatment of the Merger

U.S. Generally Accepted Accounting Principles (hereafter — GAAP), require that for each business combination, one of the combining entities shall be identified as the acquirer, and the existence of a controlling financial interest shall be used to identify the acquirer in a business combination. In a business combination effected primarily by exchanging equity interests, the acquirer usually is the entity that issues its equity interests. However, it is sometimes not clear which party is the acquirer. In these situations, the acquirer for accounting purposes may not be the legal acquirer (i.e., the entity that issues its equity interest to effect the business combination).

If a business combination has occurred, but it is not clear which of the combining entities is the acquirer, GAAP requires considering additional factors in making that determination. No hierarchy is provided to explain how to assess factors that influence the identification of the acquirer in a business combination, effectively concluding that no one of the criteria is more significant than any other. However, the more significant the differential in the voting interest of the combining entities, the more difficult it is to conclude that the entity with the largest voting interest is not the acquirer.

Based on the aforementioned, and after taking in consideration all relevant facts and circumstances (which included, among others, the composition of the senior management and the governing body of the combined entity, relative size of the entities prior to the Merger), we came to a conclusion that, in light of the significant differential in the voting interest of the combining entities (both on current holdings basis and on diluted basis), Innovate/Protect is the accounting acquirer, as it is defined in FASB Topic ASC 805 "Business Combinations".

As a result, the Merger will be accounted for as a reverse acquisition. In the post-combination consolidated financial statements, Innovate/Protect's assets and liabilities will be presented at its pre-combination amounts, and Vringo's assets and liabilities will be recorded and measured at fair value. In addition, the consolidated equity will reflect Vringo's common stock and preferred stock, at par value, as Vringo is the legal acquirer. The total consolidated equity will consist of Innovate/Protect's equity just before the merger, plus the fair value of assumed assets of Vringo, net, as well as, adjustments to equity caused by the consummation of the Merger, as per the guidance for business combinations in ASC 805.

The unaudited pro forma combined financial statements were prepared in accordance with the regulations of the SEC. The pro forma adjustments reflecting the completion of the Merger are based upon the acquisition method of accounting in accordance with GAAP, and upon the assumptions set forth in the notes to the unaudited pro forma combined financial statements.

The unaudited pro forma combined balance sheet as of June 30, 2012, combines the historical balance sheets of Vringo and Innovate/Protect as of June 30, 2012 and gives pro forma effect to the Merger as if it had been completed on June 30, 2012.

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The unaudited pro forma combined statements of operations for the period from January 1, 2012 to June 30, 2012 combine the historical statements of operations of Vringo for the period from January 1, 2012 to June 30, 2012 and of Innovate/Protect from January 1, 2012 to June 30, 2012 and gives pro forma effect to the Merger as if it had been completed on June 8, 2011 (date of inception of Innovate/Protect).

The financial data has been adjusted to give pro forma effect to events that are (i) directly attributable to the Merger, (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined results. The pro forma adjustments are preliminary and based on management's estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the acquisition and certain other adjustments.

The unaudited pro forma combined financial statements are presented for illustrative purposes only, and are not necessarily indicative of the financial condition or results of operations of future periods or the financial condition or results of operations that actually would have been realized had the entities been combined during the periods presented. In addition, the preliminary acquisition-date fair value of the identifiable assets acquired and liabilities assumed reflected in the unaudited pro forma combined financial statements is subject to adjustment and may vary from the actual amounts that will be recorded upon completion of the Merger.

Preliminary Purchase Price Allocation:

The Pro Forma Unaudited Consolidated Financial Information reflects the allocation of the preliminarily estimated purchase price of $75.0 million to the assets acquired and liabilities assumed of Vringo. The fair value of the consideration issued to former shareholders of Innovate/Protect is based on the price of Vringo's share of common stock, as well as the fair value of other outstanding equity instruments. A preliminary determination of the fair values of certain acquired assets and assumed liabilities of Vringo is based on a $3.70 share price (Vringo’s share closing price on July 19, 2012, the closing date of the Merger), as basis for valuation:

($ — in thousands)
Current assets, net of current liabilities	2,054
Long-term deposit	8
Property and equipment	121
Technology	10,906
Goodwill	65,318
Total assets acquired	78,407
Fair value of outstanding warrants granted by Vringo prior to the Merger, classified as a long-term derivative liability, in these consolidated pro forma financial statements, see note 1	3,375
Total liabilities assumed	3,375
Total estimated purchase price	75,032
Fair value of vested stock options granted to employees, management and consultants, classified as equity in these consolidated pro forma financial statements, see note 1	7,037
Fair value of outstanding warrants granted by Vringo prior to the Merger, classified as equity, in these consolidated pro forma financial statements, see note 1	10,392
Fair value of Vringo common stock shares and $0.01 options granted to employees, management and consultants, classified as equity in these consolidated pro forma financial statements	57,603
Total estimated purchase price	75,032

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Unaudited Pro Forma Consolidated Statement of Operations, for the six month period ended June 30, 2012:

	Historical
	Innovate/Protect	Vringo	Pro Forma adjustments	Notes	Pro Forma consolidated
	($ — in thousands, except share and per share data)
Revenue	—	206	—		206
Costs and expenses:
Cost of revenue	—	62	909	1	971
Operating legal costs	2,124	—	—		2,124
Compensation	872	—	(872)	2	—
Amortization and depreciation	313	—	(313)	2	—
Research and development	—	930	—		930
Marketing	—	1,099	—		1,099
General and administrative	396	2,742	1,185	2	4,323
Total operating expenses:	3,705	4,833	909		9,447
Operating loss:	(3,705)	(4,627)	(909)		(9,241)
Non-operating expense	(7)	(19)	—		(26)
Issuance of non-preferential reload warrants	—	(1,091)	—		(1,091)
Loss on revaluation of warrants	—	(3,497)	—		(3,497)
Issuance of preferential reload warrants	—	(1,476)	—		(1,476)
Loss before income taxes:	(3,712)	(10,710)	(909)		(15,331)
Income taxes	—	(103)	—		(103)
Net loss:	(3,712)	(10,813)	(909)		(15,434)
Basic and diluted net loss per common share	(0.81)	(0.81)		3	(0.48)
Weighted average shares used in computing basic and diluted net loss per common share	4,587,764	13,407,668		3	32,025,237

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Unaudited Pro Forma Consolidated Balance Sheets, as of June 30, 2012:

	Historical
	Innovate/Protect	Vringo	Pro Forma adjustments	Notes	Pro Forma consolidated
	($ — in thousands)
Assets:
Current assets:
Cash and cash equivalents	2,571	3,374	—		5,945
Accounts receivable	—	126	—		126
Prepaid expenses and other current assets	19	106	—		125
Total current assets	2,590	3,606	—		6,196
Long-term deposit	—	8	—		8
Property and equipment	17	121	—		138
Intangible assets, net	2,757	—	—		2,757
Technology	—	—	10,906	*	10,906
Goodwill	—	—	65,318	1,*	65,318
Total assets	5,364	3,735	76,224		85,323
Liabilities and stockholders' equity:
Current liabilities:
Deferred tax liabilities, net – short-term	—	103	—		103
Accounts payable and accrued expenses	1,041	953	284	4	2,278
Accrued severance pay	—	155	—		155
Accrued employee compensation	—	341	—		341
Current portion, note payable – related party	2,000	—	—		2,000
Total current liabilities	3,041	1,552	284		4,877
Long-term liabilities
Note payable – related party	1,200	—	—		1,200
Derivative liabilities on account of warrants	—	3,555	22,794	5	26,169
			(3,555)
			3,375	1,*
Total long-term liabilities	1,200	3,555	22,614		27,369
Preferred stock, Series A Convertible, $0.0001 par value; 6,968 shares authorized and issued; 6,673 outstanding at June 30, 2012	1,724	—	(1,724)	6	—
Stockholders' equity (deficit)
Preferred stock, Series A Convertible, $0.01 par value per share; 6,673 authorized, issued and outstanding	—	—	—	6	—
Common stock, $0.01 par value per share, 150,000,000** authorized, 33,669,533 issued and outstanding	1	151	(1)	7	337
			186	7
Additional paid-in capital	5,863	46,836	(10,639)	8	59,489
			7,037	1,*
			10,392	1,*
Accumulated deficit	(6,465)	(48,359)	(284)	4	(6,749)
			48,359	8
Total stockholders' equity (deficit)	(601)	(1,372)	55,050		53,077
Total liabilities and stockholders' equity	5,364	3,735	76,224		85,323

*	Refer to preliminary Purchase Price Allocation table on page 1.
**	The increase in common stock $0.01 par value per share, from 28,000,000 to 150,000,000, took place immediately following the stockholders' meeting on July 19, 2012, the closing date of the merger.

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Notes to the Unaudited Pro Forma Consolidated Statements of Operations and Balance Sheet:

1.	This pro-forma adjustment represents additional amortization expense, recorded in connection with amortizable intangible assets acquired in the Merger, assuming the acquisition of Vringo occurred on June 8, 2011:

	Gross carrying amount	Life	Six month period ended June 30, 2012
	($ — in thousands)	(years)	($ — in thousands)
Cost of revenue:
Technology	10,906	6	909
			909

	Gross carrying amount	Amortization of intangible assets and liabilities
		($ — in thousands)
Goodwill	65,318	Goodwill is reviewed for impairment at least annually in accordance with the provisions of ACS 350 "Intangibles, Goodwill and Other"
Fair value of vested stock options granted to employees, management and consultants, classified as equity in these consolidated pro forma financial statements	7,037	Originally allocated fair value (which also reflects the impact of partial acceleration of vesting of outstanding options granted to employees, management and consultants of Vringo triggered directly by the Merger) will be adjusted for options exercised. This adjustment will be recorded as internal reclassification in additional paid-in capital.
Fair value of outstanding warrants granted by Vringo prior to the Merger, classified as a long term derivative liability, as these warrants bear certain down-round protection clauses	3,375	Originally allocated fair value to warrants classified as a derivative liability will be adjusted at the end of each reporting period.
Fair value of outstanding warrants granted by Vringo prior to the Merger, classified as equity, in these consolidated pro forma financial statements	10,392	Originally allocated fair value to warrants classified as equity will be adjusted for warrants exercised. This adjustment will be recorded as internal reclassification in additional paid-in capital.

For these pro forma consolidated statements of operations, we assume that there was no sign of impairment of goodwill, throughout the period presented. In addition, we assume that the purchase price allocated to the fair value of outstanding warrants granted by Vringo prior to the Merger did not change over the presented period.

2.	Amortization and depreciation and capital acquisition costs, were reclassified into general and administrative:

Six month period ended June 30, 2012
($ — in thousands)
General and administrative	1,185
Compensation	(872)
Amortization and depreciation	(313)
—

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3.	According to GAAP, the consolidated pro forma equity will reflect Vringo's common stock and preferred stock, at par value, as Vringo is the legal acquirer. Shares used to calculate unaudited pro forma basic and diluted loss per share were computed by adding the shares assumed to be issued, to the weighted average number of shares outstanding for the six month period ended June 30, 2012. However, as the combined company generated only losses in the period presented, potentially dilutive securities, comprised mainly of the abovementioned preferred shares, warrants and stock options, were not reflected in pro forma diluted net loss per share, because the effect of conversion of such shares is anti-dilutive.

Six month period ended June 30, 2012
($ — in thousands, except share and per share data)
Numerator:
Net loss attributable to common stock shares (basic and diluted):	(15,434)
Denominator:
Weighted average of Vringo common stock shares, outstanding for the period:	13,407,668
Weighted average of Vringo common stock shares issued to former Innovate/Protect stockholders, outstanding for the period:	18,617,569
Total common stock shares outstanding, after the Merger:	32,025,237
Basic and diluted net losses per share of common stock:	(0.48)

4.	This adjustment represents direct, incremental costs of this Merger, which were not yet reflected in the historical financial statements of either company. These costs include mainly legal, accounting and filing fees.

5.	According to the Merger Agreement, Vringo will grant former Innovate/Protect stockholders 15,959,838 warrants, at an exercise price of $1.76. 8,299,116 of these warrants bear down-round protection clauses; as a result, they will be classified as a long term derivative liability and recorded at fair value. Fair value, in the total amount of $22.8 million was calculated using the Black-Scholes-Merton and the Monte-Carlo models, using the following assumptions: 76.9% expected volatility, a risk-free interest rate of 0.82%, estimated life of 5 years and no dividend yield. The fair value of our common stock, used for this valuation, was $3.70. We estimate there is a 15% probability that the down-round protection will be activated. Our valuation may significantly change, dependent on the deviation of actual future parameters (primarily our common stock price, that will be known on the date of the Merger), from those taken in our preliminary valuation. In these consolidated pro forma statements of operations we assume that fair value of these warrants did not change throughout the period presented.

6.	The Series A Convertible Preferred stock shares, both pre and post-Merger, have certain liquidation preferences, and are otherwise convertible, at any time, at the option of the holder, subject to certain limitations. In addition, their conversion price may be subject to adjustments for anti-dilution and other corporate events. Also, under certain circumstances (as defined in the Certificate of Designations in each of the merging companies), these shares are entitled to participate in dividends, and vote, on an as converted basis. The 6,673 outstanding Series A Convertible Preferred stock shares, $0.0001 par value, issued by Innovate/Protect were classified as mezzanine equity, as the holder had the right to require the Company to redeem these shares in cash, upon occurrence of a triggering event which is outside the control of the company. The 6,673 Series A Convertible Preferred stock shares, $0.01 par value, issued by Vringo to former stockholders of Innovate/Protect, as part of this Merger, were classified as equity, as cash based redemption event is only triggered by events fully controlled by the company. As a result, in these pro forma consolidated financial statements, Innovate/Protect's mezzanine equity, in the total amount of $1,724 thousand, was cancelled, as, according to GAAP, these pro forma consolidated financial statements will only include the 6,673 Series A Convertible Preferred stock, presented at par value.

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7.	According to GAAP, the equity of the combined entity will reflect Vringo's shares of common and preferred stock, at par value, as Vringo is the legal acquirer. As a result, the common stock share number will be adjusted to include Vringo's common stock shares, immediately after the merger:

As of June 30, 2012
Vringo common stock outstanding as of June 30, 2012	15,051,964
Vringo common stock issued to former Innovate/Protect stockholders	18,617,569
Total common stock outstanding, pursuant to the Merger	33,669,533

8.	According to GAAP, in the post-combination consolidated financial statements, equity will reflect Innovate/Protect's total equity just before the Merger, plus the fair value of assumed assets of Vringo, net, as well as adjustments to equity caused by the consummation of the Merger (notes 4, 5 and 6). Specifically, in these consolidated pro forma financial statements, accumulated deficit will include only Innovate/Protect's historical deficit, in the total amount of $6,465 thousand, plus adjustments reflected in Note 4. Vringo's historical deficit, in the total amount of $48,359 thousand, will be cancelled upon consolidation. Finally, an adjustment to additional paid-in capital, in the total amount of $10,639 thousand was recorded, in order to adjust the total consolidated equity, as per the abovementioned GAAP requirements.

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